Exhibit 1

JOINT FILING AGREEMENT

                The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  This agreement may be included as an exhibit to such joint filing.

Dated: January 22, 2008.

WATTLES CAPITAL MANAGEMENT, LLC

	By:	/s/ Mark J. Wattles
		Name:	Mark J. Wattles
		Title:	President

HKW TRUST

	By:	/s/ Mark J. Wattles
		Name:	Mark J. Wattles
		Title:	Trustee

/s/ Mark J. Wattles
Mark J. Wattles